Filed pursuant to Rule 424(b)(5)
Registration Statement No. 333-142336

Prospectus Supplement
(To Prospectus dated May 18, 2007)

13,000,000 Shares Common Stock $1.00 per Share

We are offering 13,000,000 shares of our common stock pursuant to this prospectus supplement and the accompanying prospectus.

Our common stock is quoted on the American Stock Exchange under the symbol “ONT.” On October 17, 2007, the last reported sale price of our common stock was $1.26 per share.

See “ Risk factors ” beginning on page S-5 of this prospectus supplement to read about factors you should consider before buying shares of the common stock.

	Per Share	Total
Public offering price	$1.00	$13,000,000
Underwriting discount and commission	$0.06	$780,000
Proceeds, before expenses, to On2 Technologies, Inc.	$0.94	$12,220,000

The underwriters have a 30-day option to purchase up to 1,950,000 additional shares of common stock from us to cover over-allotments, if any.

ThinkEquity Partners LLC and Merriman Curhan Ford & Co. expect to deliver the shares against payment in New York, New York on October 23, 2007.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.

ThinkEquity Partners LLC	Merriman Curhan Ford & Co.

October 17, 2007

Table of contents

Prospectus supplement

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About this prospectus

This document is in two parts. The first part is this prospectus supplement, which describes the terms of the offering of common stock and also adds to and updates information contained in the accompanying prospectus and the documents incorporated by reference into the accompanying prospectus. The second part is the accompanying prospectus, which provides more general information. This prospectus supplement and the accompanying prospectus are part of a registration statement that we filed with the Securities and Exchange Commission, or SEC, using a shelf registration process. To the extent there is a conflict between the information contained in this prospectus supplement, on the one hand, and the information contained in the accompanying prospectus or any document incorporated by reference therein, on the other hand, you should rely on the information in this prospectus supplement.

You should rely only on the information contained, or incorporated herein by reference, in this prospectus supplement and contained, or incorporated herein by reference, in the accompanying prospectus. We have not authorized anyone to provide you with information that is different or inconsistent. We are offering to sell, and seeking offers to buy, shares of common stock only in jurisdictions where offers and sales are permitted. The information contained, or incorporated by reference, in this prospectus supplement and contained, or incorporated herein by reference, in the accompanying prospectus is accurate only as of the respective dates thereof, regardless of the time of delivery of this prospectus supplement or the accompanying prospectus, or of any sale of the common stock. It is important for you to read and consider all information contained in this prospectus supplement and the accompanying prospectus, including the documents we have referred you to in the section entitled “Where you can find more information” below in the accompanying prospectus before investing in shares of our common stock.

As used in this prospectus supplement, “we,” “our,” “us” and “the company” refers to On2 Technologies, Inc.

Summary

The following summary contains basic information about the company and the offering. It may not contain all of the information that is important to you. This prospectus supplement includes or incorporates by reference information about this offering, our business and our financial and operating data. You should carefully read the entire prospectus supplement, including the risk factors, the accompanying prospectus, and the documents incorporated by reference.

On2 Technologies, Inc.

We are a leading developer of video compression technology. We have developed a proprietary technology platform and the TrueMotion® VPx family (e.g., VP5 TM , VP6 TM , VP7 TM ) of video compression/decompression (“codec”) software to deliver high-quality video at the lowest possible data rates over proprietary networks and the Internet to personal computers, wireless devices and television set-top boxes and to enable video on networked and non-networked consumer devices. Unlike many other video codecs that are based on standard compression specifications set by industry groups (e.g., MPEG-2 and H.264), our video compression/decompression technology is based solely on intellectual property that we developed and own ourselves.

We offer the following suite of products and services that incorporate our proprietary compression technology:

Products:	•	Video codecs
	•	Audio codecs; and
	•	Encoding and server software, for use with video delivery platforms.

Services:	•	Customized engineering and consulting services; and
	•	Technical support.

Our principal executive offices are located at 21 Corporate Drive, Suite 103, Clifton Park, New York 12065, and our telephone number at that location is (518) 348-0099. Our website is www.on2.com. The information contained on, or accessed through, our website does not constitute a part of this prospectus.

Recent developments

On May 21, 2007, we entered into a share exchange agreement whereby we agreed to acquire all of the issued and outstanding shares of capital stock of Hantro Products Oy, a corporation organized under the laws of Finland, and all outstanding stock options of Hantro Products Oy. In exchange, we have agreed to pay at closing total consideration valued at $45,000,000, of which $6,841,775 will be payable in cash and the remainder will be payable in shares of our common stock. The number of shares which we will issue at the closing will be determined based on the volume weighted average price of our common stock during the 10 business days prior to the closing, subject to an upper limit of $2.50 per share and a lower limit of $1.50 per share.

Hantro Products Oy develops technology for enabling multimedia in resource-limited environments such as battery operated mobile handsets. The technology (intellectual property) is sold on a license fee and royalty basis. In addition to intellectual property, Hantro Products Oy also provides its customers with integration, customization and support services.

Summary

We held our annual meeting of the shareholders on October 10, 2007 and the shareholders voted to approve the transaction with Hantro Products Oy and to approve the issuance of shares of our common stock to be exchanged for all of the issued and outstanding equity securities of Hantro Products Oy, so that Hantro will become a wholly-owned subsidiary of the company. We intend to file an amendment to our registration statement on Form S-4 to register the 38,000,000 shares of common stock issuable in connection with the Hantro transaction, as soon as practicable.  We anticipate closing the Hantro transaction before October 31, 2007.  See our Form 8-K/A filed on August 31, 2007, which is incorporated herein by reference, for important information concerning our proposed share exchange with Hantro Products Oy.

We entered into three redemption transactions in February, May and August 2007 with a holder of our Series D Convertible Preferred Stock at prices that were higher than the applicable conversion price for the underlying shares and with the consent of such holder. On September 20, 2007, we received a letter from the former holder seeking to invalidate these redemption transactions. Instead, the former holder seeks to convert the shares of Series D Convertible Preferred Stock that were redeemed by us into our common stock, and the former holder requests that we issue it approximately 540,000 additional shares of our common stock. We have referred the matter to outside counsel, and we believe that we are not obligated to convert the redeemed shares into our common stock.

The offering

Common stock offered by us	13,000,000 shares

Common stock to be outstanding after this offering	130,342,165 shares

American Stock Exchange Symbol	ONT

Use of proceeds
We currently anticipate using the net proceeds from this offering for general corporate purposes, including working capital, capital expenditures or the financing of acquisitions. In addition, we will use a portion of our working capital to finance the approximately $6,841,775 cash portion of the acquisition price of Hantro Products Oy and to pay expenses related to the proposed share exchange. See “Use of proceeds” on page S-12.

Risk Factors	See “Risk factors” beginning on page S-5 and other information included in this prospectus supplement, or incorporated herein by reference before deciding to invest in shares of our common stock.

The number of shares of common stock to be outstanding after this offering is based on 117,342,165 shares outstanding as of September 30, 2007.

The number of shares of common stock to be outstanding after this offering excludes:

Summary

•	5,782,185 shares of our common stock issuable upon exercise of outstanding options granted under our stock option plans at a weighted average exercise price of $1.00 per share;

•	an aggregate of 13,386,567 additional shares of common stock reserved for future issuance under our equity incentive plans;

•	1,601,060 shares of our common stock issuable upon exercise of outstanding warrants at a weighted average exercise price of $0.7354 per share; and

•	those shares that will become issuable to the shareholders and optionholders of Hantro Products Oy upon closing of the share exchange.

Except as otherwise noted, all information in this prospectus supplement assumes no exercise of the underwriters’ over-allotment option.

Risk factors

An investment in our common stock involves a number of risks. You should carefully consider the following information about these risks, together with the other information contained and incorporated by reference in this prospectus, before investing in our common stock. The risks and uncertainties described below are not the only ones we face. However, these are the risks our management believes are material. Additional risks not presently known to us or that we currently deem immaterial may also impair our business, results of operations or financial condition. Any of the risks described below could result in a significant or material adverse effect on our results of operations or financial condition, and a corresponding decline in the market price of our shares. You could lose all or part of your investment. This prospectus also contains forward-looking statements that involve risks and uncertainties. Our actual results could differ materially from those anticipated in the forward-looking statements as a result of certain factors, including the risks described below and elsewhere in this prospectus. See “Special note regarding forward-looking statements.”

You should carefully consider the following risks and uncertainties and any risk factors in any accompanying prospectus supplement and in our reports to the SEC incorporated by reference into this prospectus, as well as the other information included or incorporated by reference in this prospectus and any accompanying prospectus supplement, before deciding whether to purchase our securities.

Risks Related to Our Business

We may need to obtain additional cash to operate our business and to be able to execute our business plan.

Since our inception, we have incurred significant losses and negative cash flow from operations, and as of June 30, 2007, we had an accumulated deficit of approximately $128,118,000. On June 30, 2007, we had cash reserves of approximately $10,369,000. During fiscal 2008, we expect to meet our working capital obligations and other cash requirements with cash derived from the sale of our products and services and from our cash reserves. There can be no assurance, however, that cash derived from the sale of our products and services will be sufficient for our operating needs or that we will be able to achieve profitability on a consistent basis. In the event that cash used in operations is higher than anticipated and we are unable to secure additional funding, in order to preserve cash, we would be required to further reduce expenditures and effect further reductions in our corporate infrastructure, either of which could have a material adverse effect on our ability to continue our current level of operations. Even if we obtain additional working capital in the near future, to the extent that operating expenses increase or we need additional funds to make acquisitions, develop new technologies or acquire strategic assets, the need for additional funding may be accelerated and there can be no assurances that any such additional funding can be obtained on terms acceptable to us, if at all.

If we cannot generate sufficient positive cash flows from our operations in the future, our operating results and our stock price may be negatively impacted.

We have only generated sufficient revenues to offset our operating costs in our two most recent fiscal quarters ending March 31, 2007 and June 30, 2007. Moreover, as we continue to expand our product and service offerings to maintain our competitive advantage and as we pursue strategic acquisitions, we may be required to incur additional costs to hire and retain additional personnel, license complementary third party technology for use in our proprietary software or expand both our international and domestic presence to enter new markets. These costs may significantly increase our current level of monthly operating expenses. Failure to generate sufficient capital through both our revenue streams and financings may require us to execute additional corporate restructurings, scale back our product or service offerings or limit the markets into which we enter. Any of these items, or a combination thereof, could have a harmful effect on our operating results and our stock price.

Risk factors

We have a history of losses and negative cash flow from operations and anticipate continued losses.

We have not achieved profitability, and it is a possibility that we will continue to incur operating losses for the foreseeable future as we fund operating and capital expenditures in implementing our business plan. Our business model assumes that consumers will be attracted to and use broadband-specific video compression technology to access content available on customer Web sites or over proprietary networks that will, in turn, allow us to provide our technology solutions to customers. Our business model is not yet proven, and we cannot assure you that we will ever achieve or sustain profitability or that our operating losses will not increase in the future. Our business strategy may be unsuccessful and we may not be able to adequately address all or any of these risks. Even if we are able to achieve profitability, we may be unable to sustain or increase our profitability. In either case, our operating results and liquidity would be harmed.

If the share exchange with Hantro is not completed, we will have incurred substantial costs that may adversely affect our financial results and operations and the market price of our common stock.

The current trading price of our common stock may reflect a market assumption that the share exchange will be completed. If the share exchange is not completed, the price of our common stock may decline. In addition, we have incurred and will incur substantial costs in connection with the proposed share exchange. These costs are primarily associated with the fees of attorneys, accountants and our financial advisors. In addition, we have diverted significant management resources in an effort to complete the share exchange. If the share exchange is not completed, we will have incurred significant costs, including the diversion of management resources, for which it will have received little or no benefit.

In addition, if the share exchange is not completed, we may experience negative reactions from the financial markets and our suppliers, customers and employees. Each of these factors may adversely affect the trading price of our common stock and our financial results and operations.

Uncertainties associated with our business may cause a loss of employees and may otherwise materially adversely affect our businesses.

Our success will depend in part upon our ability to retain key employees. In some of the fields in which we operate, there are only a limited number of people in the job market who possess the requisite skills. We have experienced difficulty in hiring and retaining sufficient numbers of qualified engineers in parts of their respective businesses. In addition, current and prospective employees may experience uncertainty about their roles with the combined company following the share exchange. This may materially adversely affect our ability to attract and retain key management, sales, marketing, technical and other personnel. In addition, key employees may depart because of issues relating to the uncertainty and difficulty of integration or a desire not to remain with us following the share exchange. The loss of services of any key personnel or the inability to hire new personnel with the requisite skills could restrict our ability to develop new products or enhance existing products in a timely manner, to sell products to customers or to effectively manage our business.

Risk factors

General economic weakness and geopolitical factors may harm our operating results and financial condition.

Our results of operations will be dependent to a large extent upon the global economy. Geopolitical factors such as terrorist activities, armed conflict or global health conditions that adversely affect the global economy may adversely affect our operating results and financial condition.

We conduct business activity outside of the United States and are exposed to legal, business, political and economic risks associated with our international operations.

We derive a portion of our revenue from sales of products shipped to locations outside of the United States. In addition to the share exchange, we may also pursue growth opportunities in sales, design and manufacturing outside of the United States. Operations outside of the United States are subject to a number of risks and potential costs that could adversely affect revenue and results of operations, including:

•	political, social and economic instability;

•	Fluctuations in currency exchange rates;

•	exposure to different legal standards, particularly with respect to intellectual property;

•	natural disasters and public health emergencies;

•	nationalization of business and blocking of cash flows;

•	trade and travel restrictions;

•	imposition of governmental controls and restrictions;

•	burdens of complying with a variety of foreign laws;

•	import and export license requirements and restrictions;

•	unexpected changes in regulatory requirements;

•	foreign technical standards;

•	difficulties in staffing and managing international operations;

•	international trade disputes;

•	difficulties in collecting receivables from foreign entities or delayed revenue recognition; and

•	potentially adverse tax consequences.

We may face uncertainties related to the effectiveness of internal controls.

Public companies in the United States are required to review their internal controls over financial reporting under Section 404 of the Sarbanes-Oxley Act of 2002. It should be noted that any system of controls, however well designed and operated, can provide only reasonable, and not absolute, assurance that the objectives of the system are met. In addition, the design of any control system is based in part upon certain assumptions about the likelihood of future events. Because of these and other inherent limitations of control systems, there can be no assurance that any design will achieve its stated goal under all potential future conditions, regardless of how remote.

In addition, there can be no assurance that the integration of On2 and Hantro, and their respective internal control systems and procedures, will not result in or lead to a future material weakness in the combined company’s internal controls, or that we or our independent registered public accounting firm will not identify a material weakness in its internal controls in the future. A material weakness in internal controls over financial reporting would require management and our independent public accounting firm to evaluate their internal controls as ineffective. If internal controls over financial reporting are not considered adequate, we may experience a loss of public confidence, which could have an adverse effect on its business and stock price.

Risk factors

Our stock price may fluctuate for reasons beyond our control, which could result in losses on your investment in our common stock.

Fluctuations in the market price of our common stock may adversely affect our access to capital and financing, and our ability to attract and retain qualified personnel. Historically, our common stock price has fluctuated widely, with a 52-week range as of October 17, 2007 of $0.65 to $3.99. We expect fluctuations to continue in the future for a number of reasons, including:

•	quarterly variations in our operating results;

•	competitive announcements;

•	the operating and stock price performance of other companies that investors may deem comparable to us;

•	news relating to trends in our markets; and

•	changes in financial estimates by securities analysts or failure to meet analyst estimates.

In addition, the stock market generally has experienced significant price and volume fluctuations, and the market prices of companies in the combined company’s industry have been highly volatile. Due to the volatility of the stock market generally, the price of our common stock could fluctuate for reasons beyond our control.

If we are unable to continue to attract, retain and motivate highly skilled employees, we may not be able to execute our business plan.

Our ability to execute out growth plans and be successful depends on our continuing ability to attract, retain and motivate highly skilled employees. As we grow, we will need to hire additional personnel in all operational areas. We may be unable to retain our key employees or attract, assimilate or retain other highly qualified employees in the future. We have from time to time in the past experienced, and expect to continue to experience in the future, difficulty in hiring and retaining highly skilled employees with appropriate qualifications. If we do not succeed in attracting new personnel or retaining and motivating their current personnel, customers could experience delays in service, which could, in turn, adversely affect our operating results and revenue. Additionally, retention of highly skilled employees may require additional personnel costs or the issuance of certain equity compensation. These factors would reduce profitability and the price of the combined company’s common stock.

Strategic acquisitions could have a dilutive effect on your investment. Failure to make accretive acquisitions and successfully integrate them could adversely affect our future financial results.

As part of our growth strategy, we may seek to acquire or invest in complementary businesses or technologies. Our goal is to make such acquisitions, integrate these acquired assets into our operations, and expand the market for our products and services and possibly offer additional products or services. The process of integrating these acquired assets into our operations may result in unforeseen operating difficulties and expenditures, and may absorb significant management attention that would otherwise be available for the ongoing development of our business. We cannot be certain that the anticipated benefits of any acquisitions will be realized. Acquisitions also involve other risks, including entering geographic markets in which we may have no or limited prior experience and the potential loss of key employees.

Risk factors

In addition, future acquisitions could result in potentially dilutive issuances of equity securities, the incurrence of debt and contingent liabilities, and amortization expenses related to intangible assets, any of which could materially and adversely affect our operating results and financial position. We cannot be certain that we will be able to obtain the capital necessary to consummate acquisitions or alliances on satisfactory terms, if at all. Further, any businesses that we acquire will likely have its own capital needs, which may be significant, and which we could be called upon to satisfy independently of the acquisition price.

Much of our technology will rely on owned or licensed intellectual property, and if such rights are not protected from the use of others, including potential competitors, our business prospects may be harmed.

The failure to protect our intellectual property could seriously harm our businesses and prospects because we believe that our technology is unique and that the proprietary nature of our intellectual property is critical to our success. If our prospects are harmed, the price of our common stock may decline because we may be less attractive to investors. Our efforts to protect our intellectual property through trademarks, copyrights, patents, trade secret laws, access to information and confidentiality agreements may not be adequate to protect our proprietary rights. Even with all of these precautions, it could be possible for someone else to either copy or otherwise obtain and use our proprietary information without authorization or to develop similar technology independently. In addition, effective trademark, copyright and trade secret protection may not be available in every country in which our products and services are made available, and policing unauthorized use of our proprietary information is difficult and expensive. We cannot be sure that the steps we take will prevent misappropriation of our proprietary information. In the future, we may need to go to court to either enforce our intellectual property rights, to protect our trade secrets, or to determine the validity and scope of the proprietary rights of others. That litigation might result in substantial costs and diversion of resources and management attention.

Although we do not currently license material third party technologies, the loss of which could adversely affect our business, we do from time to time license from third parties technologies incorporated into some of our products and services. As we continue to introduce new services that incorporate new technologies, we may be required to license additional technology from others. We cannot be certain that these third-party technology licenses will continue to be available on commercially reasonable terms, if at all.

The broadband video services and technology markets are highly competitive, and our failure to compete effectively could hurt our revenue and reduce our gross margins and profitability.

We face significant competition in the market for our technology and services. In establishing our broadband strategy, we face a number of strong, firmly entrenched competitors who are currently providing similar services to low-bandwidth users and high-bandwidth users and have greater financial, technical and marketing resources than us. These and other companies have announced plans to provide broadband video-based services and technology. In addition to competition from other Internet content and technology companies, well-established media distribution companies, particularly in the cable television and satellite markets, have established, and continue to seek to establish, interactive, on-demand digital services through the development of sophisticated digital set-top technology and related back-end server systems. Those competitors could cause us to lose customers and impair our ability to attract new customers.

Risk factors

If we fail to keep pace with technological advances in our industry, or if we pursue technologies that do not become commercially accepted, customers may not buy our products and our revenues may decline.

Our future success depends, in large part, on our ability to use leading technologies effectively, to develop our technological expertise, to enhance our existing services and to develop new services that meet changing customer needs on a timely and cost-effective basis. We are unable to predict which technological developments will challenge our competitive position or the amount of expenditures that will be required to respond to a rapidly changing technological environment. Our failure to respond in a timely and effective manner to new and evolving technologies could have a negative impact on its operating results and financial condition.

Regulatory changes in the Internet industry involve uncertainties, and the resolution of these uncertainties could adversely affect our business by raising out costs or reducing potential revenues.

Although we are not currently subject to direct regulation by any governmental agency other than rules and regulations that apply to businesses generally and any export and import controls that may apply to our products, laws and regulations specifically pertaining to the Internet are new and developing. These laws, when enacted, may require us to comply with new procedures or limit the scope of our technology or services, which could raise our expenses or reduce our revenues. The developing laws and regulations govern matters such as online content, intellectual property, user privacy, e-commerce, information security and taxation. Moreover, we may be liable to third parties for any content that they encode, distribute or make available on their website if that content violates a third party’s intellectual property rights or violates any applicable laws, such as obscenity laws or defamation laws. In addition, the applicability of existing laws to the Internet is uncertain and evolving.

We have never paid common stock dividends and do not anticipate paying common stock dividends in the foreseeable future.

We currently intend to retain earnings, if any, to support our growth strategy. We do not anticipate paying dividends on out common stock in the foreseeable future.

Risks Related to the Offering

Investors in this offering will pay a higher price than the book value of our common stock.

If you purchase shares of common stock in this offering, you will incur immediate dilution of $0.81 per share of common stock, representing the difference between our pro forma as adjusted net tangible book value per share of common stock after giving effect to this offering at a price of $1.00 per share and deducting the underwriters’ discount and commission and estimated offering expenses payable by us.

Management will have discretion as to the use of the proceeds from this offering, and we may not use the proceeds effectively.

We have not designated the amount of net proceeds we will use for any particular purpose. Accordingly, our management will have discretion as to the application of the net proceeds and could use them for purposes other than those contemplated at the time of this offering. Our stockholders may not agree with the manner in which our management chooses to allocate and spend the net proceeds. Moreover, our management may use the net proceeds for corporate purposes that may not increase our profitability or market value.

Special note regarding forward-looking statements

Statements made in this prospectus supplement, other than statements of historical fact, are forward-looking statements that involve risks and uncertainties. These statements relate to future events or our future financial performance, including statements relating to products, customers, suppliers, business prospects and effects of acquisitions. In some cases, forward-looking statements can be identified by terminology such as “may,” “might,” “will,” “would,” “should ,” “could,” “expect,” “anticipate,” “assume”, “intend,” “plan,” “believe,” “estimate,” “potential, ” “possible,” or “continue,” the negative of these terms or other comparable terminology.

These statements involve a number of risks and uncertainties, including incomplete or preliminary information; changes in government regulations and policies; continued acceptance of our products and services in the marketplace; competitive factors; technological changes; our dependence upon third-party suppliers; intellectual property rights; business and economic conditions generally; and other risks and uncertainties including those set forth under “Risk factors” that could cause actual events or results to differ materially from any forward-looking statement. The information in this prospectus supplement should be read in conjunction with the section entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our Form 10-K for the fiscal year ended December 31, 2006, filed with the Securities and Exchange Commission on March 23, 2007 (as amended on April 30, 2007, May 10, 2007 and October 10, 2007).

You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this prospectus supplement and are based on information currently and reasonably known. We undertake no obligation to revise or update publicly any forward-looking statements that may be made to reflect events or circumstances that occur after the date of this prospectus supplement or to reflect the occurrence or effect of anticipated or unanticipated events.

Use of proceeds

We estimate that the net proceeds to us from this offering will be approximately $12,120,000, after deducting the underwriting discount and commission and our estimated offering expenses. We intend to use the net proceeds from this offering for general corporate purposes, including working capital, capital expenditures or the financing of acquisitions. We will use a portion of our working capital to finance the approximately $6,841,775 cash portion of the acquisition price of Hantro Products Oy and to pay expenses related to the proposed share exchange. The total consideration for Hantro is valued at approximately $45,00,000, of which approximately $6,841,775 will be payable in cash. On October 10, 2007, our shareholders voted to approve the issuance of the shares consideration for Hantro and we anticipate closing the transaction before October 31, 2007. See “Summary-Recent developments”. Hantro Products Oy develops technology for enabling multimedia in resource-limited environments such as battery operated mobile handsets. The technology (intellectual property) is sold on a license fee and royalty basis. In addition to intellectual property, Hantro Products Oy also provides its customers with integration, customization and support services.

Dilution

If you invest in our common stock in this offering, your ownership interest will be diluted to the extent of the difference between the offering price per share and the net tangible book value per share after this offering. Our net tangible book value as of June 30, 2007 was approximately $12,425,000, or approximately $0.11 per share of common stock. Net tangible book value per share represents total tangible assets less total liabilities, divided by the number of shares of common stock outstanding. Dilution in net tangible book value per share represents the difference between the amount per share paid by purchasers of shares of common stock in this offering and the net tangible book value per share of common stock immediately after the closing of this offering.

After giving effect to the sale of the shares of common stock at an offering price of $1.00 per share, after deducting the underwriting discount and commission and our estimated offering expenses, our net tangible book value as of June 30, 2007 would have been approximately $24,645,000, or $0.19 per share of common stock. This represents an immediate increase in net tangible book value of $0.08 per share to existing stockholders and an immediate dilution of $0.81 per share to new investors purchasing shares of common stock in this offering at the offering price.

The following table illustrates this dilution on a per share basis:

Offering price per share		$1.00

Net tangible book value per share as of June 30, 2007	$0.11

Increase per share attributable to this offering	$0.08

As adjusted net tangible book value per share after this offering		$0.19

Dilution per share to new investors		$0.81

The calculations above are based on 116,050,000 shares of common stock outstanding as of June 30, 2007. This number excludes, as of June 30, 2007:

•	5,785,000 shares of our common stock issuable upon exercise of outstanding options granted under our stock option plans at a weighted average exercise price of $1.00 per share;

•	an aggregate of 4,000 additional shares of common stock reserved for future issuance under our equity incentive plans;

•	1,919,000 shares of our common stock issuable upon exercise of outstanding warrants at a weighted average exercise price of $0.67 per share; and

•	those shares that will become issuable to the shareholders and optionholders of Hantro Products Oy upon closing of the share exchange.

Underwriting

ThinkEquity Partners LLC is acting as lead manager of this offering, and together with Merriman Curhan Ford & Co., are acting as representatives of the underwriters named below. Subject to the terms and conditions stated in the underwriting agreement, each underwriter named below has agreed to purchase, and we have agreed to sell to that underwriter, the number of shares of common stock set forth opposite the underwriter's name.

Underwriter	Number of Shares

ThinkEquity Partners LLC	8,450,000

Merriman Curhan Ford & Co.	4,550,000

Total:	13,000,000

The underwriting agreement provides that the obligations of the underwriters to purchase the shares included in this offering are subject to approval of legal matters by counsel and to other conditions. The underwriters are obligated to purchase all of the shares (other than those covered by the over-allotment option described below) if they purchase any of the shares.

The underwriters have advised us that they propose to offer the shares initially to the public at $1.00 per share. The underwriters propose to offer the shares to certain dealers at the same price less a concession of not more than $0.036 per share. If all the shares are not sold at the initial offering price, the representatives may change the offering price and other selling terms.

We have granted to the underwriters an over-allotment option to purchase up to an additional 1,950,000 shares of our common stock from us at the same price as to the public, and with the same underwriting discount, as set forth on the front cover of this prospectus supplement. The underwriters may exercise this option any time during the 30-day period after the date of this prospectus supplement, but only to cover over-allotments, if any. To the extent the underwriters exercise the option, each underwriter will become obligated, subject to certain conditions, to purchase approximately the same percentage of the additional shares as it was obligated to purchase under the underwriting agreement.

Subject to certain exceptions, we and each of our officers and directors have agreed not to offer for sale, sell, pledge, or otherwise dispose of (or enter into any transaction or device that is designed to, or could be expected to, result in the disposition by any person at any time in the future of) any shares of our common stock or securities convertible into or exchangeable for our common stock, or enter into any swap or other derivatives transaction that transfers to another, in whole or in part, any of the economic benefits or risks of ownership of shares of our common stock, for a period of 90 days after the date of this prospectus supplement without the prior written consent of ThinkEquity Partners LLC. Notwithstanding the foregoing, if (1) during the last 17 days of the initial lock-up period, we issue an earnings release or material news or a material event relating to us occurs or (2) prior to the expiration of the initial lock-up period, we announce that we will release earnings results during the 16-day period beginning on the last day of the initial lock-up period, then the lock up restrictions described above shall continue to apply until the expiration of the 18-day period beginning on the issuance of the earnings release or the announcement of the material news or the occurrence of the material event, unless ThinkEquity Partners LLC waives, in writing, such extension.

Our common stock trades on the American Stock Exchange under the symbol “ONT.”

Underwriting

The following table shows the underwriting discounts and commissions that we are to pay to the underwriters in connection with this offering assuming both no exercise and full exercise of the underwriters’ option to purchase additional shares of common stock.

	No Exercise	Full Exercise

Per Share	$0.06	$0.06

Total	$780,000	$897,000

In compliance with the guidelines of the Financial Industry Regulatory Authority, the maximum consideration or discount to be received by any FINRA member may not exceed 8.0% of the aggregate amount of the securities offered pursuant to this prospectus supplement.

In connection with the offering, the underwriters may purchase and sell shares of our common stock in the open market. These transactions may include short sales, syndicate covering transactions and stabilizing transactions. Short sales involve syndicate sales of shares of our common stock in excess of the number of shares to be purchased by the underwriters in this offering, which creates a syndicate short position. “Covered” short sales are sales of shares made in an amount up to the number of shares represented by the underwriters' over-allotment option. In determining the source of shares to close out the covered syndicate short position, the underwriters will consider, among other things, the price of shares available for purchase in the open market as compared to the price at which they may purchase shares through the over-allotment option. Transactions to close out the covered syndicate short positions involve either purchases of the common stock in the open market after the distribution has been completed or the exercise of the over-allotment option. The underwriters may also make “naked” short sales of shares in excess of the over-allotment option. The underwriters must close out any naked short position by purchasing shares of our common stock in the open market. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the shares in the open market after pricing that could adversely affect investors who purchase in this offering. Stabilizing transactions consist of bids for or purchases of shares in the open market while the offering is in progress.

The underwriters also may impose a penalty bid. Penalty bids permit the underwriters to reclaim a selling concession from a syndicate member when the underwriters repurchase shares originally sold by that syndicate member in order to cover syndicate short positions or make stabilizing purchases.

Any of these activities may have the effect of preventing or retarding a decline in the market price of the common stock. They may also cause the price of the common stock to be higher than the price that would otherwise exist in the open market in the absence of these transactions. The underwriters may conduct these transactions on the American Stock Exchange or in the over-the-counter market, or otherwise. If the underwriters commence any of these transactions, they may discontinue them at any time.

In connection with the offering, the underwriters and selling group members may engage in passive market making transactions in the common stock on the American Stock Exchange in accordance with Rule 103 of Regulation M under the Securities Exchange Act of 1934, as amended, during the period before the commencement of offers or sales of common stock and extending through the completion of distribution. A passive market maker must display its bids at a price not in excess of the highest independent bid of the security. However, if all independent bids are lowered below the passive market maker's bid, that bid must be lowered when specified purchase limits are exceeded.

We estimate that the total expenses of this offering will be approximately $100,000.

Underwriting

The underwriters have performed investment banking and advisory services for us from time to time for which they have received customary fees and expenses. The underwriters may, from time to time in the future, engage in transactions with and perform services for us in the ordinary course of their business.

A prospectus supplement in electronic format may be made available by one or more of the underwriters on a website maintained by a third party vendor or by one or more of the underwriters. The representatives of the underwriters may agree to allocate a number of shares to underwriters for sale to their online brokerage account holders. The representatives will allocate shares to underwriters that may make Internet distributions on the same basis as other allocations. In addition, shares may be sold by the underwriters to securities dealers who resell shares to online brokerage account holders. Other than the prospectus supplement in electronic format, the information on such website is not part of the prospectus supplement.

We have agreed to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act of 1933, or to contribute to payments the underwriters may be required to make because of any of those liabilities.

Legal matters

The validity of the issuance of the shares of our common stock described herein has been passed upon for us by McGuireWoods LLP, New York, New York. William A. Newman, a partner of McGuireWoods LLP, is one of our directors and beneficially owns 556,811 shares of our Common Stock. Lowenstein Sandler PC, New York, New York, is acting as counsel for the underwriters in connection with various matters related to the common stock offered hereby.

Experts

Eisner LLP, independent registered public accounting firm, has audited our financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2006, and management’s assessment of the effectiveness of our internal control over financial reporting as of December 31, 2006, as set forth in their reports, which are incorporated by reference in this prospectus supplement and elsewhere in the registration statement. Our financial statements and management’s assessment are incorporated by reference in reliance on Eisner LLP’s reports, given on their authority as experts in accounting and auditing.

Incorporation by reference

The SEC allows us to “incorporate by reference” the information we file with them, which means that we can disclose important information to you by referring you to those documents instead of having to repeat the information in this prospectus supplement. The information incorporated by reference is considered to be part of this prospectus supplement, and later information that we file with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings made with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934, as amended, or the Exchange Act, between the date of this prospectus supplement and the termination of the offering:

•	Our Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2007 filed with the Securities and Exchange Commission on May 15, 2007;

•	Our Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2007 filed with the Securities and Exchange Commission on August 14, 2007;

•	Our Annual Report on Form 10-K for the fiscal year ended December 31, 2006 filed with the Securities and Exchange Commission on March 23, 2007;

•	Amendment No. 1 to our Annual Report on Form 10-K for the fiscal year ended December 31, 2006 filed with the Securities and Exchange Commission on April 30, 2007;

•	Amendment No. 2 to our Annual Report on Form 10-K for the fiscal year ended December 31, 2006 filed with the Securities and Exchange Commission on May 10, 2007; and

•	Amendment No. 3 to our Annual Report on Form 10-K for the fiscal year ended December 31, 2006 filed with the Securities and Exchange Commission on October 10, 2007; and

•
Our Current Reports on Form 8-K or Form 8-K/A (other than information contained in such Current Reports on Form 8-K or Form 8-K/A that is furnished, but not filed) filed with the Securities and Exchange Commission on March 12, 2007, May 22, 2007, June 19, 2007, June 20, 2007, July 16, 2007, August 3, 2007, August 23, 2007, August 31, 2007, September 24, 2007, October 10, 2007 and October 16, 2007.

This prospectus supplement is part of a registration statement on Form S-3 we have filed with the SEC under the Securities Act. This prospectus supplement does not contain all of the information in the registration statement. We have omitted certain parts of the registration statement, as permitted by the rules and regulations of the SEC. You may inspect and copy the registration statement, including exhibits, at the SEC’s public reference room or website. Our statements in this prospectus supplement about the contents of any contract or other document are not necessarily complete. You should refer to the copy of each contract or other document we have filed as an exhibit to the registration statement for complete information.

You may request a copy of any or all of the information incorporated by reference, at no cost, by writing or telephoning us at the following address:

On2 Technologies, Inc.
21 Corporate Drive
Clifton Park, New York 12065
(518) 348-0099

PROSPECTUS
$60,000,000

ON2 TECHNOLOGIES, INC.

We may, from time to time, offer and sell up to a total of $60,000,000 of the following securities:

COMMON STOCK

PREFERRED STOCK

WARRANTS

Our common stock is quoted on the American Stock Exchange under the symbol “ONT.” On May 17, 2007, the last reported sales price of our common stock was $3.23 per share.

We may offer and sell our securities directly or to or through underwriters, agents or dealers. The supplements to this prospectus will describe the terms of any particular plan of distribution including the names of any underwriters, agents, dealers or placement agents.

This prospectus may not be used to carry out sales of our securities unless accompanied by a prospectus supplement. You should read this prospectus and the prospectus supplement carefully before you invest.

Investing in our securities involves risks. Beginning on page 4, we have listed a number of “Risk Factors” that you should consider.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved these securities, or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is May 18, 2007

This prospectus is part of a registration statement that we have filed with the Securities and Exchange Commission (SEC) using a shelf registration process on Form S-3. Under this shelf registration, we may sell any combination of the securities described in this prospectus in one or more offerings up to a total dollar amount of $60,000,000.

Each time we sell securities, we will provide one or more prospectus supplements containing specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. If information in the prospectus supplement is inconsistent with the information in the prospectus supplement, then the information in the prospectus supplement will apply and will supersede the information in this prospectus. You should read carefully this prospectus and any prospectus supplement together with additional information described under the heading “Where You Can Find More Information” before you invest.

You should rely only on the information contained or incorporated by reference in this prospectus and any accompanying prospectus supplement. We have not authorized anyone to provide you with different or additional information. If anyone provides you with different or additional information, you should not rely on it.

You should not assume that the information in this prospectus, any accompanying prospectus supplement or any document incorporated by reference is accurate as of any date other than the date on its front cover.

Neither we nor anyone acting on our behalf is making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted.

PROSPECTUS SUMMARY

Because this is a summary, it may not contain all the information that may be important to you. You should read the entire prospectus carefully, including the risks of investing discussed under “Risk Factors,” beginning on page 4, and the financial statements included in our other filings with the Securities and Exchange Commission, before making an investment decision.

Our Business

We are a developer of video compression technology. We have developed a proprietary technology platform and the TrueMotion VPx family (e.g., VP5, VP6, VP7) of video compression/decompression ("codec") software to deliver high-quality video at the lowest possible data rates over proprietary networks and the Internet to set-top boxes, personal computers and wireless devices. Unlike many other video codecs that are based on standard compression specifications set by industry groups (e.g., MPEG-2 and H.264), our video compression software is based solely on intellectual property that we developed and own ourselves.

We offer the following suite of products and services that incorporate our proprietary compression technology:

Products	o Video codecs; o Audio codecs; and o Encoding and server software, for use with video delivery platforms

Services	o Customized engineering and consulting services; and o Technical support

Many of our customers are software developers who use our products and services chiefly to provide the following video-related products and services to end users:

TYPE OF CUSTOMER APPLICATION	EXAMPLES

Video and Audio Distribution over Proprietary Networks	o Providing video-on-demand services to residents in multi-dwelling units (MDUs) o Video surveillance

Consumer Electronic Devices	o Digital video players o Digital video recorders

Wireless Applications	o Delivery of video via satellite o Providing video to web-enabled cell phones and PDAs

Video and Audio Distribution over IP-based Networks (Internet)	o Video-on-demand o Teleconferencing services o Video instant messaging o Video for Voice-over-IP (VOIP) services

User-Generated Content (“UGC”) Sites
o   Providing encoding software for use on UGC site operators’ servers
o   Providing encoding software for users who are creating UGC
o   Providing transcoding software to allow UGC site operators to convert video from one format to another

In addition, we have recently begun marketing encoding software for use either by end users or by developers who want to add video-encoding functionality to the software they have developed.

We earn revenue chiefly through licensing our software and providing specialized software engineering and consulting services to customers. In addition to up-front license fees, we often require that customers pay us royalties in connection with their use of our software. The royalties may come in the form of either a fee for each unit of the customer’s products containing the relevant On2 software products that are sold or distributed or payments based on a percentage of the revenues that the customer earns from any of its products or services that use our software. Royalties may be subject to guaranteed minimum amounts and/or maximum amounts (e.g., annual caps).

We have recently begun selling additional products and services that relate to our existing relationships with licensees. For instance, if a customer has licensed our software to develop its own proprietary video format and video players, we may sell encoding software to users who want to encode video for playback on our customers’ players or we may provide engineering services to companies that want to modify our customer’s software for use on a specific platform, such as a cell phone. As with royalties or revenue share arrangements, complementary sales of encoding software or engineering services should allow us to participate in the success of our customers’ products. For instance, if a customer’s video platform does well commercially, we would expect there to be a market for encoding software and/or engineering services in support of that platform.

As part of our strategy to develop complementary products that could allow us to capitalize on our customers' success, in April 2005 we completed the acquisition from Wildform, Inc. of its Flix line of encoding software. The Flix software allows users to encode video and other multimedia content for playback on Adobe® Flash® player, which is a widely distributed multimedia player.

Under our agreements with certain customers, we have retained the right to market products that complement those customer applications. These arrangements allow us to take advantage of our customers’ superior ability to produce and market end-to-end video products, while offering those customers the benefit of having us produce technologically-advanced products that should contribute to the success of their applications. As with arrangements in which we receive royalties, the ability to market complementary products can yield revenues in excess of any initial, one-time license fee. In instances where we have licensed our products to well-known customers, our right to sell complementary products may be very valuable. But unlike royalties, which we receive automatically without any additional effort on our part, the successful sale of complementary products requires that we effectively execute an end-user product development and marketing program. Until recently, we have generally produced software targeted at developers, who integrate our software into their products, and developing and marketing products aimed at end users is therefore a relatively new business for us.

We have recently experienced an increased interest by site operators of user generated content (“UCG”) and device manufacturers to allow users to access UGC content by means of mobile devices, set-top boxes, and other devices. Many of the UGC sites use Flash 8 VP6 video, and while Flash 8 video is available on a vast number of PCs, it is just now beginning to become available on chip-based devices, such as mobile devices and set top boxes. We are therefore witnessing a twofold demand: to integrate Flash 8 video onto non-PC platforms and, until most devices can play Flash 8 content, to provide transcoding software that allows Flash 8 content to be decoded and re-encoded into a format that is supported on devices, such as the 3GPP standard. We are actively working to provide solutions for both of these demands and plan to continue to respond as necessary to the evolution and migration of Flash video.

Unless stated otherwise, references in this prospectus to “On2”, the “Company”, “we”, “our”, or “us” refers to On2 Technologies, Inc., a Delaware corporation, and its subsidiaries. Each trademark, trade name, or service mark of any other company appearing in this prospectus belongs to its holder.

Our principal executive offices are located at 21 Corporate Drive, Suite 103, Clifton Park, New York 12065. The telephone number at our principal executive office is (518) 348-0099.

RISK FACTORS

You should carefully consider the following risks and uncertainties and any risk factors in any accompanying prospectus supplement and in our reports to the SEC incorporated by reference into this prospectus, as well as the other information included or incorporated by reference in this prospectus and any accompanying prospectus supplement, before deciding whether to purchase our securities.

We may need to obtain additional cash to operate our business and to be able to execute our business plan.

Since our inception, we have incurred significant losses and negative cash flow from operations, and as of March 31, 2007, we had an accumulated deficit of approximately $125.3 million. On February 28, 2007, we had cash reserves of approximately $5,300,000. During fiscal 2007, we expect to meet our working capital obligations and other cash requirements with cash derived from the sale of our products and services and from our cash reserves. There can be no assurance, however, that cash derived from the sale of our products and services will be sufficient for our operating needs or that we will be able to achieve profitability on a consistent basis. In the event that cash used in operations is higher than anticipated and we are unable to secure additional funding, in order to preserve cash, we would be required to further reduce expenditures and effect further reductions in our corporate infrastructure, either of which could have a material adverse effect on our ability to continue our current level of operations. Even if we obtain additional working capital in the near future, to the extent that operating expenses increase or we need additional funds to make acquisitions, develop new technologies or acquire strategic assets, the need for additional funding may be accelerated and there can be no assurances that any such additional funding can be obtained on terms acceptable to us, if at all.

If we cannot generate sufficient positive cash flows from our operations in the future, our operating results and our stock price may be negatively impacted.

We currently do not generate sufficient revenues to offset our operating costs. Moreover, as we continue to expand our product and service offerings to maintain our competitive advantage, we may be required to incur additional costs to hire and retain additional personnel, license complementary third party technology for use in our proprietary software or expand both our international and domestic presence to enter new markets. These costs may significantly increase our current level of monthly operating expenses. Failure to generate sufficient capital through both our revenue streams and financings may require us to execute additional corporate restructurings, scale back our product or service offerings or limit the markets into which we enter. Any of these items, or a combination thereof, could have a harmful effect on our operating results and our stock price.

We have a history of losses and negative cash flow from operations and anticipate continued losses.

We have not achieved profitability, and it is a possibility that we will continue to incur operating losses for the foreseeable future as we fund operating and capital expenditures in implementing our business plan. Our business model assumes that consumers will be attracted to and use broadband-specific video compression technology to access content available on customer Web sites or over proprietary networks that will, in turn, allow us to provide our technology solutions to customers. Our business model is not yet proven, and we cannot assure you that we will ever achieve or sustain profitability or that our operating losses will not increase in the future. Our business strategy may be unsuccessful and we may not be able to adequately address all or any of these risks. Even if we are able to achieve profitability, we may be unable to sustain or increase our profitability. In either case, our operating results and liquidity would be harmed.

Our stock price may fluctuate for reasons beyond our control, which could result in losses on your investment in our stock.

Fluctuations in the market price of our common stock may adversely affect our access to capital and financing and our ability to attract and retain qualified personnel. Historically, our common stock price has fluctuated widely, with a 52-week range as of April 20, 2007 of $0.55 to $2.77. We expect fluctuations to continue in the future for a number of reasons, including:

o	quarterly variations in our operating results;
o	competitive announcements;
o	the operating and stock price performance of other companies that investors may deem comparable to us;
o	news relating to trends in our markets; and
o	changes in financial estimates by securities analysts or failure to meet analyst estimates.

In addition, the stock market generally has experienced significant price and volume fluctuations, and the market prices of companies in our industry have been highly volatile. Due to the volatility of the stock market generally, the price of our common stock could fluctuate for reasons beyond our control.

If we are unable to continue to attract, retain and motivate highly skilled employees, we may not be able to execute our business plan.

Our ability to execute our growth plan and be successful depends on our continuing ability to attract, retain and motivate highly skilled employees. As we continue to grow, we will need to hire additional personnel in all operational areas. We may be unable to retain our key employees or attract, assimilate or retain other highly qualified employees in the future. We have from time to time in the past experienced, and we expect to continue to experience in the future, difficulty in hiring and retaining highly skilled employees with appropriate qualifications. If we do not succeed in attracting new personnel or retaining and motivating our current personnel, customers could experience delays in service, which could, in turn, adversely affect our operating results and revenue. Additionally, retention of highly skilled employees may require additional personnel costs or the issuance of certain equity compensation. These factors would reduce profitability and the price of our common stock.

Strategic acquisitions could have a dilutive effect on your investment. Failure to make accretive acquisitions and successfully integrate them could adversely affect our future financial results.

As part of our growth strategy, we may seek to acquire or invest in complementary businesses or technologies. Our goal is to make such acquisitions, integrate these acquired assets into our operations and expand the market for our products and services and possibly offer additional products or services. The process of integrating these acquired assets into our operations may result in unforeseen operating difficulties and expenditures, and may absorb significant management attention that would otherwise be available for the ongoing development of our business. We cannot be certain that the anticipated benefits of any acquisitions will be realized. Acquisitions also involve other risks, including entering geographic markets in which we have no or limited prior experience and the potential loss of key employees.

In addition, future acquisitions by us could result in potentially dilutive issuances of equity securities, the incurrence of debt and contingent liabilities and amortization expenses related to intangible assets, any of which can materially and adversely affect our operating results and financial position. We cannot be certain that we will be able to obtain the capital necessary to consummate acquisitions or alliances on satisfactory terms, if at all. Further, any businesses that we acquire will likely have their own capital needs, which may be significant, which we could be called upon to satisfy independent of the acquisition price.

Much of our technology relies on owned or licensed intellectual property, and if such rights are not protected from the use of others, including potential competitors, our business prospects may be harmed.

The failure to protect our intellectual property could seriously harm our businesses and prospects because we believe that our technology is unique and that its proprietary nature is critical to our success. If our prospects are harmed, the price of our common stock may decline because we may be less attractive to investors. Our efforts to protect our intellectual property through trademarks, copyrights, patents, trade secret laws, access to information and confidentiality agreements may not be adequate to protect our proprietary rights. Even with all of these precautions, it could be possible for someone else to either copy or otherwise obtain and use our proprietary information without our authorization or to develop similar technology independently. In addition, effective trademark, copyright and trade secret protection may not be available in every country in which our products and services are made available, and policing unauthorized use of our proprietary information is difficult and expensive. We cannot be sure that the steps we have taken will prevent misappropriation of our proprietary information. In the future, we may need to go to court to either enforce our intellectual property rights, to protect our trade secrets or to determine the validity and scope of the proprietary rights of others. That litigation might result in substantial costs and diversion of resources and management attention.

Although we do not currently license material third party technologies the loss of which could adversely affect our business, we do from time to time license from third parties technologies incorporated into some of our products and services. As we continue to introduce new services that incorporate new technologies, we may be required to license additional technology from others. We cannot be sure that these third-party technology licenses will continue to be available on commercially reasonable terms, if at all.

The broadband video services and technology markets are highly competitive, and our failure to compete effectively could hurt our revenue and reduce our gross margins and profitability.

We face significant competition in the market for our technology and services. In establishing our broadband strategy, we face a number of strong, firmly entrenched competitors, who are currently providing similar services to low-bandwidth users and high-bandwidth users and have greater financial, technical and marketing resources than us. These and other companies have announced plans to provide broadband video-based services and technology. In addition to competition from other Internet content and technology companies, well-established media distribution companies, particularly in the cable television and satellite markets, have established, and continue to seek to establish, interactive, on-demand digital services through the development of sophisticated digital set-top technology and related back-end server systems. Those competitors could cause us to lose customers and impair our ability to attract new customers.

If we fail to keep pace with technological advances in our industry or if we pursue technologies that do not become commercially accepted, customers may not buy our products and our revenue may decline.

Our future success depends, in large part, on our ability to use leading technologies effectively, to develop our technological expertise, to enhance our existing services and to develop new services that meet changing customer needs on a timely and cost-effective basis. We are unable to predict which technological developments will challenge our competitive position or the amount of expenditures that will be required to respond to a rapidly changing technological environment. Our failure to respond in a timely and effective manner to new and evolving technologies could have a negative impact on our operating results and financial condition.

Regulatory changes in the Internet industry involve uncertainties, and the resolution of these uncertainties could adversely affect our business by raising our costs or reducing potential revenues.

Although we are not currently subject to direct regulation by any governmental agency other than rules and regulations that apply to businesses generally and any export and import controls that may apply to our products, laws and regulations specifically pertaining to the Internet are new and developing. These laws, when enacted, may require us to comply with new procedures or limit the scope of our technology or services, which could raise our expenses or reduce our revenues. The developing laws and regulations govern matters such as online content, intellectual property, user privacy, e-commerce, information security and taxation. Moreover, we may be liable to third parties for any content that we encode, distribute or make available on our website if that content violates a third party's intellectual property rights or violates any applicable laws, such as obscenity laws or defamation laws. In addition, the applicability of existing laws to the Internet is uncertain and evolving.

Effects of anti-takeover provisions could inhibit potential investors or delay or prevent a change of control that may favor you.

Some of the provisions of our certificate of incorporation, our bylaws and Delaware law could, together or separately:

o	discourage potential acquisition proposals;
o	delay or prevent a change in control; and
o	limit the price that investors might be willing to pay in the future for shares of our common stock.

In particular, our board of directors is authorized to issue up to 20,000,000 shares of preferred stock (less any outstanding shares of preferred stock) with rights and privileges that might be senior to our common stock, without the consent of the holders of the common stock.

We have never paid common stock dividends and do not anticipate paying common stock dividends in the foreseeable future.

We currently intend to retain earnings, if any, to support our growth strategy. We do not anticipate paying dividends on our common stock in the foreseeable future.

CAUTIONARY STATEMENT REGARDING FORWARD LOOKING STATEMENTS

Statements made in this prospectus, other than statements of historical fact, are forward-looking statements that involve risks and uncertainties. These statements relate to future events or our future financial performance, including statements relating to products, customers, suppliers, business prospects and effects of acquisitions. In some cases, forward-looking statements can be identified by terminology such as “may,” “might,” “will,” “would,” “should ,” “could,” “expect,” “anticipate,” “assume”, “intend,” “plan,” “believe,” “estimate,” “potential, ” “possible,” or “continue,” the negative of these terms or other comparable terminology.

These statements involve a number of risks and uncertainties, including incomplete or preliminary information; changes in government regulations and policies; continued acceptance of our products and services in the marketplace; competitive factors; technological changes; our dependence upon third-party suppliers; intellectual property rights; business and economic conditions generally; and other risks and uncertainties including those set forth below under “Risk Factors” that could cause actual events or results to differ materially from any forward-looking statement. The following information should be read in conjunction with the section entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our Form 10-K for the fiscal year ended December 31, 2006, filed with the Securities and Exchange Commission on March 23, 2007.

You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this prospectus and are based on information currently and reasonably known. We undertake no obligation to revise or update publicly any forward-looking statements that may be made to reflect events or circumstances that occur after the date of this prospectus or to reflect the occurrence or effect of anticipated or unanticipated events.

USE OF PROCEEDS

Unless the applicable prospectus supplement states otherwise, we will use the net proceeds we receive from the sale of our securities for general corporate purposes, which may include, among other things, working capital, capital expenditures or the financing of possible acquisitions. The prospectus supplement relating to a particular offering of securities by us will identify the use of proceeds for that offering.

PLAN OF DISTRIBUTION

We may sell the securities being offered by this prospectus:

▪	directly to purchasers;

▪	through agents;

▪	to or through underwriters;

▪	through dealers;

▪
through a block trade in which the broker or dealer engaged to handle the block trade will attempt to sell the common stock as agent, but may position and resell a portion of the block as principal to facilitate the transaction; or

▪	through a combination of any of these methods of sale.

We may effect the distribution of the securities from time to time in one or more transactions at a fixed price or prices, which may be changed from time to time:

▪	at market prices prevailing at the times of sale;

▪	at prices related to prevailing market prices; or

▪	at negotiated prices.

We will describe the method of distribution of the securities in the prospectus supplement.

We may directly solicit offers to purchase the securities offered by this prospectus. Agents designated by us from time to time may solicit offers to purchase the securities. We will name any agent involved in the offer of sale of the securities and set forth any commissions payable by us to an agent in the prospectus supplement. Unless otherwise indicated in the prospectus supplement, any agent will be acting on a best efforts basis for the period of its appointment. Any agent may be deemed to be an "underwriter" of the securities as that term is defined in the Securities Act of 1933, as amended (the "Securities Act").

If we use an underwriter or underwriters in the sale of securities, we will execute an underwriting agreement with the underwriter or underwriters at the time we reach an agreement for sale. We will set forth in the prospectus supplement the names of the specific managing underwriter or underwriters, as well as any other underwriters, and the terms of the transactions, including compensation of the underwriters and dealers. This compensation may be in the form of discounts, concessions or commissions. Underwriters and others participating in any offering of the securities may engage in transactions that stabilize, maintain or otherwise affect the price of the securities. We will describe any of these activities in the prospectus supplement.

If a dealer is used in the sale of the securities, we or an underwriter will sell securities to the dealer, as principal. The dealer may resell the securities to the public at varying prices to be determined by the dealer at the time of resale. The prospectus supplement will set forth the name of the dealer and the terms of the transactions.

We may directly solicit offers to purchase the securities, and we may sell directly to institutional investors or others. These persons may be deemed to be underwriters within the meaning of the Securities Act with respect to any resale of the securities. The prospectus supplement will describe the terms of any direct sales, including the terms of any bidding or auction process.

Agreements we enter into with agents, underwriters and dealers may entitle them to indemnification by us against specified liabilities, including liabilities under the Securities Act, or to contribution by us to payments they may be required to make in respect of these liabilities. The prospectus supplement will describe the terms and conditions of indemnification or contribution.

We may authorize underwriters, dealers and agents to solicit offers by certain institutional investors to purchase offered securities under contracts providing for payment and delivery on a future date specified in the prospectus supplement. The prospectus supplement will also describe the public offering price for the securities and the commission payable for solicitation of these delayed delivery contracts. Delayed delivery contracts will contain definite fixed price and quantity terms. The obligations of a purchase under these delayed delivery contracts will be subject to only two conditions:

▪	that the institution's purchase of the securities at the time of delivery of the securities is not prohibited under the law of any jurisdiction to which the institution is subject; and

▪	that we shall have sold to the underwriters the total principal amount of the offered securities, less the principal amount covered by the delayed contracts.

To the extent permitted by and in accordance with Regulation M under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), in connection with an offering an underwriter may engage in over-allotments, stabilizing transactions, short covering transactions and penalty bids. Over-allotments involve sales in excess of the offering size, which creates a short position. Stabilizing transactions permit bids to purchase the underlying common stock so long as the stabilizing bids do not exceed a specified maximum. Short covering transactions involve purchases of the common stock in the open market after the distribution is completed to cover short positions. Penalty bids permit the underwriters to reclaim the selling concession from a dealer when the common stock originally sold by the dealer is purchased in a covering transaction to cover short positions. Those activities may cause the price of the common stock to be higher than it would be otherwise. If commenced, the underwriters may discontinue any of the activities at any time.

No securities may be sold under this prospectus without delivery, in paper format, in electronic format on the Internet, or both, of the applicable prospectus supplement describing the method and terms of the offering.

DESCRIPTION OF CAPITAL STOCK

We are incorporated in the State of Delaware. The rights of our stockholders are generally covered by Delaware law and our certificate of incorporation and our bylaws. The terms of our capital stock are therefore subject to Delaware law, including the Delaware General Corporation Law (“DGCL”) and the common and constitutional law of Delaware. Our certificate of incorporation was filed as Exhibit 3.1 to our Annual Report on Form 10-K filed on April 1, 2001 and our bylaws were filed as Exhibit 3.2 to our Annual Report on Form 10-K filed on March 15, 2002.

We are authorized to issue up to 150,000,000 shares of Common Stock, par value $0.01 per share and 20,000,000 shares of preferred stock, par value $0.01 per share. Of the 150,000,000 authorized shares of Common Stock, as of April 23, 2007, 109,825,677 shares were issued and outstanding, representing 73% of the total authorized shares of our Common Stock. Our Common Stock is quoted on the American Stock Exchange under the symbol “ONT.” Of the 20,000,000 authorized shares of preferred stock, as of April 23, 2007, 891 shares of were issued and outstanding. The outstanding shares of preferred stock are convertible into 1,280,832 shares of our Common Stock and have an aggregate liquidation value of $2,843,447.

Meetings

Meetings of our stockholders are held at least annually. Unless waived, a written or printed notice must be mailed to each stockholder entitled to vote not less than 10 nor more than 60 days before the date of the meeting. The presence in person or by proxy of the holders of record of a majority of shares entitled to vote constitutes a quorum for the transaction of business at meetings of stockholders. Special meetings of the stockholders may be called for any purpose by our President or by our Board of Directors, and shall be called by the President at the request of the holders of not less than 10% of all outstanding shares entitled to vote at the meeting.

Preferred Stock

The following description of the terms of the preferred stock sets forth certain general terms and provisions of our authorized preferred stock under this prospectus. If we issue preferred stock, the specific designations and rights will be described in the prospectus supplement and a description will be filed with the Securities and Exchange Commission.

Our Board of Directors can, without approval of shareholders, issue one or more series of preferred stock. The Board of Directors can also determine the number of shares of each series and the rights, preferences and limitations of each series including the maximum number of shares in the series, designation, voting rights, conversion rights, redemption rights and any liquidation preferences, and the terms and conditions of issue. Under certain circumstances, preferred stock could restrict dividend payments to holders of our Common Stock. The preferred stock will, when issued, be fully paid and non-assessable.

The transfer agent, registrar, and dividend disbursement agent for a series of preferred stock will be named in a prospectus supplement. The registrar for preferred stock will send notices to shareholders of any meetings at which holders of the preferred stock have the right to elect directors or to vote on any other matter or if notice is otherwise required to be given to holders of the preferred stock.

Common Stock

All shares of Common Stock have equal voting rights and, when validly issued and outstanding, are entitled to one vote per share in all matters to be voted upon by shareholders. Cumulative voting in the election of directors is not permitted; which means that the holders of a majority of the issued and outstanding shares of Common Stock represented at any meeting at which a quorum is present will be able to elect the entire Board of Directors if they so choose and, in such event, the holders of the remaining shares of Common Stock will not be able to elect any directors.

The shares of our Common Stock have no preemptive, subscription, conversion or redemption rights and may be issued only as fully-paid and nonassessable shares.

In the event of liquidation of the Company, each shareholder is entitled to receive a proportionate share of the Company's assets available for distribution to shareholders after the payment of liabilities and after distribution in full of preferential amounts, if any, to be distributed to holders of the preferred stock. All shares of the Company's Common Stock issued and outstanding are fully-paid and nonassessable.

Holders of shares of Common Stock are entitled to share pro rata in dividends and distributions with respect to the Common Stock when, as and if declared by the Board of Directors out of funds legally available therefor, after requirements with respect to preferential dividends on, and other matters relating to, the preferred stock, if any, have been met. The Company has not paid any dividends on its Common Stock and intends to retain earnings, if any, to finance the development and expansion of its business. Future dividend policy is subject to the discretion of the Board of Directors and will depend upon a number of factors, including future earnings, capital requirements and the financial condition of the Company.

Anti-Takeover Provisions

Our certificate of incorporation and bylaws and the DGCL include a number of provisions which may have the effect of encouraging persons considering unsolicited tender offers or other unilateral takeover proposals to negotiate with our board of directors rather than pursue non-negotiated takeover attempts. These provisions include authorized blank check preferred stock, restrictions on business combinations and the availability of authorized but unissued common stock.

Blank Check Preferred Stock . Our Board of Directors is authorized to issue up to 20,000,000 shares of preferred stock (less any outstanding preferred stock) with rights and privileges that might be senior to our common stock, without the consent of the holders of our common stock.

Delaware Business Combination Statute. Section 203 of the DGCL prevents an “interested stockholder” from engaging in a “business combination” with a Delaware corporation for three years following the date the person became an interested stockholder, unless:

•
prior to the date the person became an interested stockholder, the board of directors of the corporation approved the transaction in which the interested stockholder became an interested stockholder or approved the business combination;

•
upon consummation of the transaction that resulted in the interested stockholder becoming an interested stockholder, the interested stockholder owns stock having at least 85% of all voting power of the corporation at the time the transaction commenced, excluding stock held by directors who are also officers of the corporation and stock held by certain employee stock plans; or

•
on or subsequent to the date of the transaction in which the person became an interested stockholder, the business combination is approved by the board of directors of the corporation and authorized at a meeting of stockholders by the affirmative vote of the holders of at least two-thirds of all voting power not attributable to shares owned by the interested stockholder.

The statute defines a “business combination” to include:

•	any merger or consolidation involving the corporation and an interested stockholder;

•	any sale, lease, exchange, mortgage, pledge, transfer or other disposition to or with an interested stockholder of 10% or more of the assets of the corporation;

•	subject to certain exceptions, any transaction which results in the issuance or transfer by the corporation of any stock of the corporation to an interested stockholder;

•
any transaction involving the corporation which has the effect of increasing the proportionate share of the stock of any class or series of the corporation which is owned by the interested stockholder; or

•	the receipt by an interested stockholder of any loans, advances, guarantees, pledges or other financial benefits provided by or through the corporation.

For purposes of the definition of a “business combination,” the term “corporation” also includes the corporation’s majority-owned subsidiaries.

In addition, Section 203 defines an “interested stockholder,” generally, as any person that owns stock having 15% or more of all voting power of the corporation, any person that is an affiliate or associate of the corporation and owned stock having 15% or more of all voting power of the corporation at any time within the three-year period prior to the time of determination of interested stockholder status, and any affiliate or associate of such person.

Transfer Agent and Registrar

The Transfer Agent and Registrar for the Company's Common Stock is Corporate Stock Transfer, Inc., 370 Seventeenth Street, Suite #2350, Denver, Colorado 80202.

DESCRIPTION OF WARRANTS

We may issue warrants for the purchase of common shares. Warrants may be issued independently or together with common shares offered by any prospectus supplement and may be attached to or separate from any of the offered common shares. Each warrant will entitle the holder to purchase the principal amount of common shares at the exercise price and in the manner specified in the prospectus supplement relating to those warrants. We will file the form of warrant, and any unit agreement, with the Securities and Exchange Commission in connection with any offering of warrants.

The prospectus supplement relating to a particular issuance of warrants will describe the terms of the warrants, including the following:

o	the title of the warrants;

o	the offering price for the warrants, if any;

o	the aggregate number of the warrants;

o	if applicable, the date from and after which the warrants and any common shares issued with the warrants will be separately transferable;

o	the date on which the right to exercise the warrants commences and the date on which the right expires;

o	the number of common shares purchasable upon exercise of a warrant and the price at which the shares may be purchased upon exercise;

o	if applicable, the minimum or maximum amount of the warrants that may be exercised at any one time;

o	the currency or currency units in which the offering price, if any, and the exercise price are payable;

o	if applicable, a discussion of material United States federal income tax considerations;

o	information with respect to book-entry procedures, if any;

o	the antidilution provisions of the warrant, if any;

o	the redemption or call provisions, if any, applicable to the warrants; and

o	any additional terms of the warrant, including terms, procedures, and limitations relating to the exchange and exercise of the warrants.

VALIDITY OF SECURITIES

The validity of the securities in respect of which this prospectus is being delivered will be passed upon for us by McGuireWoods LLP. William A. Newman, a partner of McGuireWoods LLP, is one of our directors and beneficially owns 556,811 shares of our Common Stock.

EXPERTS

The financial statements as of and for the year ended December 31, 2006 incorporated in this prospectus by reference to the 2006 Annual Report on Form 10-K of On2 Technologies, Inc. have been so incorporated in reliance on the report of Eisner LLP , independent registered public accounting firm, given on the authority of the said firm as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION

This prospectus is part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission. The registration statement contains more information than this prospectus regarding us and our securities, including certain exhibits and schedules.

You may read and copy this information at the Public Reference Room of the Securities and Exchange Commission located at 100 F Street, N.E., Washington, D.C. 20549.

You may also obtain copies of this information at prescribed rates by mail from the Public Reference Section of the Securities and Exchange Commission, 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the Securities and Exchange Commission at 1-800-SEC-0330.

The Securities and Exchange Commission also maintains a website on the Internet that contains reports, proxy and information statements and other information about issuers, like us, who file electronically with the Securities and Exchange Commission. The address of that site is http://www.sec.gov.

You can also inspect reports, proxy statements and other information about us at the offices of The American Stock Exchange, Inc., 86 Trinity Place, New York, New York 10006.

INCORPORATION OF DOCUMENTS BY REFERENCE

The Securities and Exchange Commission allows us to “incorporate by reference” into this prospectus information we file with the Securities and Exchange Commission in other documents. This means that we can disclose important information to you by referring to other documents that contain that information. The information may include documents filed after the date of this prospectus which update and supersede the information you read in this prospectus. We incorporate by reference the documents listed below, except to the extent information in those documents is different from the information contained in this prospectus. We also incorporate by reference all future documents filed with the Securities and Exchange Commission under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 until we terminate the offering of shares of our securities offered by this prospectus.

The following document filed by us with the Securities and Exchange Commission is incorporated by reference into the prospectus:

•	our Current Report on Form 8-K filed with the Securities and Exchange Commission on March 12, 2007;

•	our Annual Report on Form 10-K for the fiscal year ended December 31, 2006 filed with the Securities and Exchange Commission on March 23, 2007;

•	Amendment No. 1 to our Annual Report on Form 10-K for the fiscal year ended December 31, 2006 filed with the Securities and Exchange Commission on April 30, 2007;

•	Amendment No. 2 to our Annual Report on Form 10-K for the fiscal year ended December 31, 2006 filed with the Securities and Exchange Commission on May 10, 2007; and

•	our Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2007 filed with the Securities and Exchange Commission on May 15, 2007.

You may request a copy of any of these filings at no cost, by writing or calling us at the following address or telephone number:

On2 Technologies, Inc., 21 Corporate Drive Clifton Park, New York 12065 (518) 348-0099